Exhibit (c)(2)

Preliminary Draft Analysis

Strictly Confidential

Presentation to the Conflicts Committee of the Board of Directors of CPP GP LLC

October 13, 2016 / Confidential

Jefferies LLC

Member SIPC

Disclaimer Strictly Confidential

The following pages contain materials provided to the Conflicts Committee of the Board of Directors (the “Committee”) of CPP GP LLC, the general partner of Columbia Pipeline Partners, LP (“CPPL”), by Jefferies LLC (“Jefferies”) in connection with a potential transaction involving CPPL and Columbia Pipeline Group (“CPGX”).

These materials were prepared on a confidential basis in connection with an oral presentation to the Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Committee and may not be used for any other purpose or disclosed to any party without Jefferies’ prior written consent.

The information contained in this presentation is based solely on publicly available information or information furnished to Jefferies by CPGX management. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. These materials are necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. These materials are not and should not be construed as a fairness opinion.

Jefferies LLC / October 2016 i

Table of Contents Strictly Confidential

Situation Overview    1

Market Update    6

Preliminary Valuation Analysis    13

Appendix

Weighted Average Cost of Capital Analyses    28

Jefferies LLC / October 2016 ii

Strictly Confidential

Situation Overview

Jefferies LLC / October 2016 1

Transaction Overview

Strictly Confidential

Offer Summary

- Jefferies has been engaged by the Conflicts Committee of the Board of Directors of CPP GP LLC to act as financial advisor to the Committee in connection with a potential acquisition of Columbia Pipeline Partners, LP ("CPPL") by Columbia Pipeline Group ("CPGX")
- On September 26, 2016, CPPL announced that it was in receipt of an offer from CPGX to acquire all of the 53,843,466 outstanding common units of CPPL
  - The offer price as originally proposed was $15.75 per common unit, payable in cash, which implies an aggregate common unit equity purchase price of ~$848 MM
- CPGX is a now wholly-owned subsidiary of TransCanada Corporation (TSX/NYSE:TRP)

Proposed Transaction Structure

Proposed Offer Economics

CPGX's Offer		
Offer Price Per CPPL Unit	$	15.75
CPPL Common Units Oustanding		53.8
Common Unit Equity Purchase Price	**$**	**848.0**


TransCanada
TSX/NYSE: TRP
100.0% Interest
Columbia Pipeline Group
84.3% Interest
CPG OpCo LP ("Columbia OpCo")
46.5% LP Interest
~46.8 MM LP Units
15.7% Interest
Columbia Pipeline Partners
NYSE: CPPL
53.5% LP Interest
~53.8 MM LP Units
Public Unitholders
53.8 MM CPPL Units
$848.0 MM In Cash ($15.75 Per Unit)

Jefferies LLC / October 2016

2

Jefferies

CPGX Offer Analysis

Strictly Confidential

($Millions, except per unit values)

Transaction Overview

CPGX's Offer		
Offer Price Per CPPL Unit	$	15.75
CPPL Common Units Outstanding		53.8
Implied Common Unit Equity Purchase Price	**$**	**848.0**

Offer Analysis	Metric		Price	Offer Price $ 15.75	
Premium / (Discount) to CPPL:	Unaffected Price (as of 09/23/16)	$	15.30		2.9%
	10-Day VWAP (as of 09/23/16)		14.92		5.6%
	20-Day VWAP (as of 09/23/16)		14.67		7.3%
	30-Day VWAP (as of 09/23/16)		14.52		8.4%
	52-Week High		19.49		(19.2%)
	52-Week Low		11.77		33.8%
	Current Price (as of 10/12/16)		16.22		(2.9%)
	Median Wall Street Consensus Price Target[1]		17.00		(7.4%)
	IPO Price (as of 02/06/15)		23.00		(31.5%)
Offer Price				$	15.75
CPPL Fully Diluted Units Outstanding (MM)					100.7
Implied CPPL Transaction Equity Value				**$**	**1,585.3**
Plus: Implied GP Value[2]				$	9.1
Plus: CPPL Revolver[3]					53.8
Plus: OpCo Debt Attributable to CPPL[4]					179.1
Plus: Preferred[3]					-
Plus: Non-Controlling Interest[3]					-
Less: Cash & Cash Equivalents[4]					1.6
Implied CPPL Enterprise Value				**$**	**1,825.7**

CPPL Statistics		Statistic[3]	Implied Transaction Multiple
Implied Transaction Total Enterprise Value / 2017E EBITDA Attributable to CPPL	$	120.2	15.2x
Implied Transaction Total Enterprise Value / 2018E EBITDA Attributable to CPPL		166.8	10.9x
Implied Transaction Total Enterprise Value / 2019E EBITDA Attributable to CPPL		252.7	7.2x

Source: Public filings, Capital IQ and Wall Street research.

(1) See page 12.

(2) Implied value of GP interest based on 2016E GP distributions capitalized at current LP yield.

(3) Per Q3 2016E Financial Summary provided by CPGX Management.

(4) CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016E Financial Summary provided by CPGX Management.

Jefferies LLC / October 2016

3

Jefferies

Summary Market Data    Strictly Confidential

($Millions, except per unit values)

Side-by-Side Analysis

    CPPL(2)

Unaffected Unit Price    Current Unit Price$15.75 Offer

(As of 09/23/16)    (As of 10/12/16)(As of 09/26/16)

Unit Price    $ 15.30 $ 16.22$ 15.75

% Premium to 09/23/16     2.9%

LP Equity Value    $ 1,540.0 $ 1,632.6$ 1,585.3

Implied GP Value(1)    9.1 9.19.1

Total Equity Value    $ 1,549.1 $ 1,641.7$ 1,594.4

Net Debt & Noncontrolling Interest    231.4 231.4231.4

Total Enterprise Value    $ 1,780.4 $ 1,873.0$ 1,825.7

Implied Multiples

TEV / EBITDA

2017E    14.8x 15.6x15.2x

2018E    10.7x 11.2x10.9x

2019E    7.0x 7.4x7.2x

Price / LP Distributable Cash Flow

2017E    18.5x 19.6x19.0x

2018E    14.8x 15.7x15.2x

2019E    10.7x 11.4x11.0x

Distribution Yield

Current    5.2% 4.9%5.0%

2017E    5.2% 4.9%5.1%

2018E    6.5% 6.2%6.4%

Debt / EBITDA

2017E    1.9x 1.9x1.9x

Source: Public filings, Capital IQ and Wall Street Research.

(1) Implied value of GP interest based on 2016E GP distributions capitalized at current LP yield.

Jefferies LLC / October 2016 4

Analysis at Various Prices Strictly Confidential

Offer Consideration Sensitivity

    Offer—Cash Per Unit

    $ 15.75$ 16.00$ 16.50$ 17.00$ 17.50$ 18.00$ 18.50$ 19.00

CPPL Common Units To Be Acquired (MM)     53.8

Unaffected CPPL Unit Price (as of 09/23/16)     $ 15.30$ 15.30$ 15.30$ 15.30$ 15.30$ 15.30$ 15.30$ 15.30

Implied Premium / (Discount) to Reference Price     2.9%4.6%7.8%11.1%14.4%17.6%20.9%24.2%

CPPL Unit Price (as of 10/12/16)     $ 16.22$ 16.22$ 16.22$ 16.22$ 16.22$ 16.22$ 16.22$ 16.22

Implied Premium / (Discount) to Reference Price     (2.9%)(1.4%)1.7%4.8%7.9%11.0%14.1%17.1%

Indicative Total Common Unit Equity Purchase Price ($    MM) $ 848$ 861$ 888$ 915$ 942$ 969$ 996$ 1,023

Source: Capital IQ.

Jefferies LLC / October 2016 5

Strictly Confidential

Market Update

Jefferies LLC / October 2016 6

Annotated CPPL Unit Price Performance

IPO to October 12, 2016

Strictly Confidential



2/6/15:
IPO priced at $23.00 per unit (above the initially-proposed range); CPPL units closed up 16.5% at $26.79 on the first day of trading
3/17/16:
CPGX announced it had entered into a definitive agreement to be acquired by TRP for $25.50 / share in cash
9/26/16:
CPPL announced it had received an offer from CGPX to acquire all of the 53,843,466 outstanding public common units of the Partnership for $15.75 per unit in cash
Share Price
$35
$30
$25
$20
$15
$10
$5
$-
Volume (MM Units)
35.0
30.0
25.0
20.0
15.0
10.0
5.0
-
Feb-15
Apr-15
Jun-15
Aug-15
Oct-15
Dec-15
Feb-16
Apr-16
Jun-16
Aug-16
Oct-16
Volume
Price

CPPL Valuation Overview

($Millions, except per unit data)

Valuation			
Unit Price (as of 10/12/2016)		$	16.22
52-Week High			19.49
% of 52-Week High			*83.2%*
FD Units Outstanding			100.7
LP Market Value		$	1,633
Implied Value of GP[1]			9
Total Market Value		**$**	**1,642**
Net Debt[2]			231
Total Enterprise Value		**$**	**1,873**
Trading			
Current Yield			4.9%
Price /	*Metric:*		
2017E DCF / unit	*$ 0.83*		19.6x
2018E DCF / unit	*1.04*		15.7x
TEV /	*Metric:*		
2017E EBITDA	*$ 120.2*		15.6x
2018E EBITDA	*166.8*		11.2x
Credit			
Ratings (Moody's / S&P)			NR / NR
Total Debt / 2016E EBITDA			1.9x

Source: Company filings.
(1) Based on 2016E GP distributions capitalized at the current yield of the underlying MLP.
(2) CPPL's pro rata share of OpCo's consolidated net debt and CPPL Revolver, per Q3 2016 Financial Summary provided by CPGX Management.

Jefferies LLC / October 2016
7
Jefferies

Relative Unit / Share    Price PerformanceStrictly Confidential

As of October 12, 2016

Since CPPL IPO – 02/06/15(1)

140%

120%     TRP

    +5.7%

100%     S&P 500

    +4.1%

80%     CPPL

    (29.5%)

    AMZ

60%     (31.7%)

40%

20%

Feb-15 May-15    Jul-15 Oct-15 Jan-16Apr-16Jul-16Oct-16

CPPL    TRP S&P 500Alerian MLP Index

LTM Unit Price Performance

150%

    TRP

    +36.1%

130%

    CPPL

    +13.5%

110%     S&P 500

    +6.8%

    AMZ

90%     (7.2%)

70%

50%

Oct-15 Dec-15    Jan-16 Mar-16 May-16Jun-16 Aug-16 Oct-16

CPPL    TRP S&P 500Alerian MLP Index

Since TRP Announcement of CPGX Acquisition – 03/17/16

140%

130%

    TRP

    +23.7%

120%

    AMZ

    +12.9%

110%     S&P 500

    +4.8%

100%     CPPL

    +1.4%

90%

80%

Mar-16    Apr-16 May-16Jun-16Jul-16Aug-16Oct-16

CPPL    TRPS&P 500Alerian MLP Index

3-Month Unit Price Performance

110%

    CPPL

    +2.0%

    TRP

100%     +0.6%

    S&P 500

    (1.1%)

    AMZ

    (3.6%)

90%

80%

Jul-16    Aug-16 Sep-16Oct-16

CPPL    TRP S&P 500Alerian MLP Index

Source: CapitalIQ.

(1) Based on an IPO price of $23.00 per unit.

Jefferies LLC / October 2016 8

CPPL Trading Volume and Price Analysis Strictly Confidential

LTM Unit Trading

Units have closed at or below $16.00 on 83% of trading days over the past 12 months Average daily trading volume over that time was 442,360 units

LTM Close Price Distribution

100%

83%    98%100%

80%

59%

60%

40%

25%

20%     15%

25%

    2%

0%

$12.00—$14.00    $14.00—$16.00 $16.00—$18.00$18.00—$20.00

% Close Prices in Range    Cumulative %

LTM Volume-Weighted Average Price (VWAP) Analysis

100%

    99%100%

80%    71%

(%)

Price    60% 54%

at

40%

Volume     28%

20%    17%

    17%1%

0%

    $12.00—$14.00$14.00—$16.00$16.00—$18.00$18.00—$20.00

Source: Bloomberg Financial, Capital IQ.

Jefferies LLC / October 2016 9

CPPL Ownership

Strictly Confidential

Trading Statistics

Unit Price (as of 10/12/2016)	$	16.22
52-Week High	$	19.49
% of 52-Week High		*83.2%*
52-Week Low	$	11.77
% of 52-Week Low		*137.8%*
Float %		48.0%
Avg 90-Day Trading Volume (MM)		0.65

Top 10 Institutional Holders – Latest SEC Filings

Holder	# of Units	Value ($MM)	% of CPPL O/S
ClearBridge Investments, LLC	7,328,502	$118.4	7.3%
Tortoise Capital Advisors L.L.C.	5,675,870	$91.7	5.6%
Kayne Anderson Capital Advisors, L.P.	5,414,713	$87.4	5.4%
Energy Income Partners LLC	4,986,227	$80.5	5.0%
Magnetar Capital, LLC	2,787,884	$45.0	2.8%
Harvest Fund Advisors, LLC	2,678,196	$33.3	2.7%
Center Coast Capital Advisors, LP	2,152,869	$34.8	2.1%
Eagle Global Advisors, LLC	2,073,553	$33.5	2.1%
Massachusetts Financial Services Company	1,741,317	$28.1	1.7%
Morgan Stanley Investment Banking	1,571,690	$25.4	1.6%
Total	36,410,821	$588.0	36.2%

General Ownership Structure (By Units Owned)


5.4%
0.9%
0.1%
47.5%
46.9%
Institutions
Corporations (Public)
Individuals/Insiders
VC/PE Firms (>5% stake)
Public and Other

Institutional Ownership Structure (By Units Owned)


2.7%
0.7%
0.2%
0.0%
9.2%
26.5%
60.7%
Traditional Investment Managers
Hedge Fund Managers (<5% stake)
Banks/Investment Banks
Family Offices/Trusts
Government Pension Sponsors
VC/PE Firms (<5% stake)
Unclassified

Source: Capital IQ.

Jefferies LLC / October 2016 10

Jefferies

CPPL Ownership Changes Over Time

Strictly Confidential

Top 25 Institutional Holders – December 31, 2015 (Unaffected by the TRP Acquisition Announcement) vs. Latest SEC Filings

Holder	# of Units (12/31/15)	# of Units (Current)	# Increase / (Decrease)	% Increase / (Decrease)
Tortoise Capital Advisors L.L.C.	9,004,055	5,675,870	(3,328,185)	(37.0%)
ClearBridge Investments, LLC	5,929,200	7,328,502	+1,399,302	+23.6%
Kayne Anderson Capital Advisors, L.P.	5,888,378	5,414,713	(473,665)	(8.0%)
Massachusetts Financial Services Company	3,441,040	1,741,317	(1,699,723)	(49.4%)
Energy Income Partners LLC	3,298,245	4,986,227	+1,687,982	+51.2%
Harvest Fund Advisors, LLC	2,268,103	2,678,196	+410,093	+18.1%
Morgan Stanley Investment Management Inc.	2,267,056	1,477,591	(789,465)	(34.8%)
Center Coast Capital Advisors, LP	1,925,483	2,152,869	+227,386	+11.8%
Liberty Street Advisors, Inc.	1,832,190	-	(1,832,190)	(100.0%)
Eagle Global Advisors, LLC	1,798,331	2,073,533	+275,222	+15.3%
Goldman Sachs Asset Management, L.P.	1,599,039	-	(1,599,039)	(100.0%)
JPMorgan Chase & Co, Private Banking	1,253,596	1,336,648	+83,052	+6.6%
Dividend Assets Capital, LLC	1,105,987	1,291,784	+185,797	+16.8%
UBS Asset Management	953,893	580,857	(373,036)	(39.1%)
Baron Capital Group, Inc.	901,843	-	(901,843)	(100.0%)
Brookfield Asset Management Inc.	821,000	31,010	(789,990)	(96.2%)
Credit Suisse Investment Banking	623,639	513,315	(110,324)	(17.7%)
Duff & Phelps Investment Management Co.	620,000	620,000	-	-
Bank of America Corporation, Asset Management	533,098	2,195	(550,900)	(99.6%)
BlackRock, Inc.	553,540	507,420	(26,120)	(4.9%)
Cushing Asset Management, LP	511,016	471,384	(39,632)	(7.8%)
Tiedemann Wealth Management, LLC	509,524	1,201,141	+691,617	+135.7%
Zimmer Partners, LP	474,729	-	(474,729)	(100.0%)
Waddell & Reed Investment Management Co	474,100	-	(474,100)	(100.0%)
CBRE Clarion Securities	463,400	-	(463,400)	(100.0%)
Total	49,050,482	40,084,592	(8,965,890)	(18.3%)

Source: Capital IQ.

Jefferies LLC / October 2016

11

Jefferies

CPPL Wall Street Price Targets Strictly Confidential

    Price atPricePrice at Report

Broker    Date RatingReportTargetas a % of Target

UBS    10/04/16 Neutral$16.12$15.75102.3%

Goldman Sachs    09/30/16 Neutral16.1418.0089.7%

D.A. Davidson & Co    09/27/16 Neutral16.1015.75102.2%

J.P. Morgan    09/27/16 Neutral16.1017.0094.7%

Morgan Stanley    09/26/16 Restricted16.05NANA

Credit Suisse    09/26/16 Outperform16.0518.0089.2%

Scotia Howard Weil    09/26/16 Sector Perform16.0520.0080.3%

MUFG Securities    09/26/16 Buy16.0516.00100.3%

Barclays    08/02/16 Equalweight14.7917.0087.0%

Wolfe Research    08/01/16 Peerperform15.2314.50105.0%

Mean     $15.87$16.8994.5%

Median     16.0517.0094.7%

Source: Bloomberg Financial and Capital IQ.

Jefferies LLC / October 2016 12

Strictly Confidential

Preliminary Valuation Analysis

Jefferies LLC / October 2016 13

OpCo Financial Summary    Strictly Confidential

($ Millions, unless otherwise noted)

Key Assumptions

OpCo projections based on the financial summary provided by CPGX Management to Jefferies on October 7, 2016

Financial Summary

2017E    2018E2019E2020E2021E

Total Net Revenue    $ 1,539.6 $1,948.2$2,548.0$2,638.3$2,823.0

Less: O&M    718.5 758.8785.7784.9790.3

Less: Operating Expenses    261.2 379.5475.6468.7530.7

Plus: Partnership Earnings    65.9 69.784.285.688.3

Operating Income    $ 625.8 $879.6$1,370.9$1,470.2$1,590.2

Plus: Other Income / (Expenses)    88.1 46.6(108.2)(78.0)(117.5)

Net Income    $ 713.9 $926.2$1,262.7$1,392.2$1,472.6

EBITDA    $ 791.5 $1,088.3$1,635.3$1,743.8$1,878.4

Jefferies LLC / October 2016 14

CPPL Financial Summary

($ Millions, unless otherwise noted)

Strictly Confidential

Key Assumptions

- CPPL EBITDA and Distributable Cash Flow summary based on the financial summary provided by CPGX Management to Jefferies on October 7, 2016
- Jefferies assumed a distribution coverage ratio of 1.05x and 100.7 MM CPPL units for 2017E – 2021E to calculate LP Distributable Cash Flow / Unit and LP Distributions / Unit

Financial Summary

	2017E	2018E	2019E	2020E	2021E
CPPL Share of OpCo EBITDA[1]	$ 124.3	$ 170.9	$ 256.7	$ 273.8	$ 294.9
Less: MLP Standalone O&M (includes Partnership Expenses)	(4.0)	(4.0)	(4.1)	(4.1)	(4.3)
EBITDA	**$ 120.2**	**$ 166.8**	**$ 252.7**	**$ 269.7**	**$ 290.6**
Less: Earnings from Partnerships	(10.3)	(10.9)	(13.2)	(13.4)	(13.9)
Less: Partnership Distributions Received	9.7	10.5	12.7	12.8	13.2
Less: MLP Ownership of OpCo Maintenance CapEx	(20.3)	(20.3)	(20.4)	(20.4)	(20.6)
Less: MLP Ownership of OpCo Interest Expense	(1.5)	(8.4)	(19.8)	(18.8)	(25.3)
Less: MLP Standalone Interest Expense	(10.2)	(19.5)	(19.8)	(27.6)	(28.7)
Less: Cash Received from Sale, Less Loss (Gain)	-	-	-	-	-
Less: MLP Ownership of OpCo Interest Income	0.4	0.7	1.0	1.9	2.9
Total Distributable Cash Flow	$ 88.0	$ 118.9	$ 193.2	$ 204.1	$ 218.2
Coverage Ratio	*1.05x*	*1.05x*	*1.05x*	*1.05x*	*1.05x*
Total Distributed Cash Flow	$ 83.9	$ 113.3	$ 184.0	$ 194.4	$ 207.8
GP Distributed Cash Flow	*3.6*	*12.5*	*44.8*	*50.0*	*56.7*
LP Distributed Cash Flow	*80.2*	*100.8*	*139.2*	*144.4*	*151.1*
Units	100.7	100.7	100.7	100.7	100.7
LP Distributable Cash Flow / Unit	**$ 0.83**	**$ 1.04**	**$ 1.43**	**$ 1.48**	**$ 1.55**
LP Distribution / Unit	**$ 0.80**	**$ 1.00**	**$ 1.38**	**$ 1.43**	**$ 1.50**

(1) Reflects CPPL's 15.7% interest in OpCo.

Jefferies LLC / October 2016 15

Jefferies

CPPL Forecast Comparison

Strictly Confidential

Due Diligence Summary

- On October 3rd, Jefferies submitted a comprehensive list of diligence questions to CPGX through its financial advisor, Morgan Stanley
- The OpCo and CPPL financial summary was provided by CPGX Management to Jefferies on October 7th

Comparison of Financial Projections: Management vs. Wall Street Research

EBITDA Attributable to CPPL


$120.2
$128.0
$166.8
$170.0
2017
2018
Management
Wall Street Research

CPPL Distributable Cash Flow


$83.9
$81.0
$113.3
$86.0
2017
2018
Management
Wall Street Research

Jefferies LLC / October 2016

16

Jefferies

Summary of Valuation Methodologies Strictly Confidential

Jefferies’ approach to analyzing potential exchange ratios in connection with a possible transaction entails several standard and customary analyses, including, but not limited to, the following:

— Selected Public Companies Analysis, a method of valuing an entity relative to publicly-traded partnerships or companies with similar products or services, similar operating or financial characteristics or similar customers or markets

— Selected Precedent Transaction Analysis, a method of valuing an entity relative to precedent merger and acquisition (“M&A”) transactions involving partnerships having similar products or services, similar operating or financial characteristics or similar customers

— Discounted Cash Flow Analysis, a method of valuing an entity relative to the estimated present value of future cash flows

Jefferies did not attribute any particular weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of Jefferies’ analyses

Jefferies LLC / October 2016 17

Preliminary Valuation Range – CPPL

($ in Millions)

Strictly Confidential

CPGX Offer: $15.75

Methodology	Implied CPPL Unit Value (Low)	Implied CPPL Unit Value (High)	Assumptions
Selected Public Companies Analysis			
OpCo Valuation			
TEV / 2017E EBITDA	$14.90	$16.14	Based on OpCo 2017E EBITDA of $791.5 MM, multiple range of 13.5x - 14.5x
TEV / 2018E EBITDA	$15.21	$16.91	Based on OpCo 2018E EBITDA of $1,088.3 MM, multiple range of 10.0x – 11.0x
CPPL Distribution Valuation			
2017E Distribution Yield	$13.28	$15.94	Based on 2017E yield of 5.0% – 6.0%
2018E Distribution Yield	$14.30	$16.69	Based on 2018E yield of 6.0% – 7.0%
Selected Precedent Transactions Analysis			
TEV / 2017E EBITDA	$14.90	$16.14	Based on OpCo 2017E EBITDA of $791.5 MM, multiple range of 13.5x - 14.5x
DCF Analysis			
OpCo Valuation			
Discounted Cash Flows - EBITDA	$13.62	$16.44	Discount rate range of 8.8% – 9.8%, terminal EBITDA multiple range of 10.0x – 11.0x
CPPL Distribution Valuation			
Discounted Cash Flows - Distributions	$16.68	$19.11	Discount rate range of 8.8% – 9.8%, terminal distribution yield range of 7.0% – 8.0%
Premiums Paid Analysis[(1)]			
Affiliate MLP Mergers (Common Control)	$15.01	$17.02	Based on precedent premiums paid (25% / 75% quartiles) to: 1-day, 7-day and 30-day prior unit pricing

Axis: $10 $12 $14 $16 $18 $20 $22

(1) Premiums Paid Analysis is solely for informational purposes and not valuation methodology used by Jefferies.

Jefferies LLC / October 2016

18

Jefferies

Selected Peer Comparables Analysis – Long-Haul Pipelines

($ Millions, unless otherwise noted)

Strictly Confidential

TEV / 2017E EBITDA



15.6x
14.1x
12.1x
12.0x
11.8x
9.8x
CPPL
TCP
WPZ
KMI
SEP
TEP

TEV / 2018E EBITDA



12.4x
11.4x
11.2x
10.9x
10.8x
7.2x
TCP
KMI
CPPL
WPZ
SEP
TEP

Partnership	Price on 10/12/16	Unit Price vs. LTM High	Unit Price vs. LTM Low	Total LP Equity Market Value[1]	Enterprise Value[2][3]	EV / EBITDA 2016E	EV / EBITDA 2017E	EV / EBITDA 2018E	Distribution Yield[4] Current	Distribution Yield[4] 2017E	Distribution Yield[4] 2018E	'16E-'19E Distribution CAGR	% of Current Distributions to GP	Current Marginal Split to GP
Kinder Morgan	$ 20.75	63.3%	185.3%	$ 46,321	$ 90,157	12.4x	12.0x	11.4x	2.4%	2.4%	3.4%	40.8%	0.0%	0.0%
Williams Partners	37.01	91.7%	291.6%	22,386	54,111	12.8x	12.1x	10.9x	9.2%	9.2%	9.3%	0.6%	31.2%	50.0%
Spectra Energy Partners	43.01	85.2%	118.8%	13,014	25,555	13.5x	11.8x	10.8x	6.2%	6.7%	7.2%	7.0%	27.4%	50.0%
TC PipeLines	57.47	95.0%	167.8%	3,899	6,030	15.2x	14.1x	12.4x	6.5%	6.8%	7.2%	5.4%	4.9%	25.0%
Tallgrass Energy Partners	47.69	93.9%	184.7%	3,439	5,738	13.4x	9.8x	7.2x	6.3%	7.6%	8.7%	13.1%	32.6%	50.0%
Average						13.4x	12.0x	10.6x	6.1%	6.5%	7.1%	13.4%	19.2%	35.0%
Median						13.4x	12.0x	10.9x	6.3%	6.8%	7.2%	7.0%	27.4%	50.0%
Columbia Pipeline Partners	16.22	83.2%	137.8%	1,633	1,873	16.5x	15.6x	11.2x	4.9%	4.9%	6.2%	20.3%	0.4%	15.0%

OpCo Valuation

TEV / EBITDA	Metric	Valuation Multiple Low	-	Valuation Multiple High	Implied TEV Low	-	Implied TEV High	(Less) Net Debt	Implied Equity Value Low	-	Implied Equity Value High	CPPL Equity Value[5] Low	-	CPPL Equity Value[5] High	Implied Value Per Unit Low	-	Implied Value Per Unit High
2017E	$ 791.5	13.5x	-	14.5x	$10,685.8	-	$11,477.3	($1,131)	$9,555.0	-	$10,346.5	$1,500.1	-	$1,624.4	$14.90	-	$16.14
2018E	1,088.3	10.0x	-	11.0x	10,882.8	-	11,971.0	(1,131)	9,751.9	-	10,840.2	1,531.1	-	1,701.9	15.21	-	16.91

Source: Public filings, Capital IQ, Wall Street Research and materials provided by CPGX Management.
(1) Includes common units and other classes of LP units.
(2) Defined as equity market value + net debt + non-controlling interest + preferred; GP valuation based on 2015E GP distributions capitalized at current LP distribution yield.
(3) CPPL enterprise value based on LP market value plus CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016 Financial Summary provided by Management.
(4) Based on latest declared quarterly distribution, annualized.
(5) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

Jefferies LLC / October 2016

19

Jefferies

Selected Peer Comparables Analysis – Drop-Down MLPs

($ Millions, unless otherwise noted)

Strictly Confidential

TEV / 2017E EBITDA



15.6x
13.7x
13.3x
12.6x
12.2x
12.2x
11.7x
11.4x
CPPL
WES
EQM
SHLX
PSXP
AM
MPLX
VLP

TEV / 2018E EBITDA



11.7x
11.4x
11.2x
10.1x
9.8x
9.4x
8.7x
8.5x
EQM
WES
CPPL
AM
SHLX
MPLX
VLP
PSXP

Partnership	Price on 10/12/16	Unit Price vs. LTM High	Unit Price vs. LTM Low	Total LP Equity Market Value[1]	Enterprise Value[2][3]	EV / EBITDA 2016E	EV / EBITDA 2017E	EV / EBITDA 2018E	Distribution Yield[4] Current	Distribution Yield[4] 2017E	Distribution Yield[4] 2018E	'16E-'19E Distribution CAGR	% of Current Distributions to GP	Current Marginal Split to GP
MPLX	$ 30.36	66.5%	185.8%	$ 10,311	$ 19,078	14.2x	11.7x	9.4x	6.7%	7.5%	8.3%	9.0%	22.6%	50.0%
Western Gas Partners	54.90	97.8%	216.1%	7,830	15,175	15.6x	13.7x	11.4x	6.0%	6.6%	7.1%	7.0%	33.4%	50.0%
EQT Midstream Partners	76.96	95.4%	136.2%	6,202	9,166	16.2x	13.3x	11.7x	4.1%	4.9%	5.7%	16.7%	27.7%	50.0%
Phillips 66 Partners	46.99	70.3%	101.7%	4,850	8,731	20.9x	12.2x	8.5x	4.3%	5.4%	6.6%	20.0%	33.7%	50.0%
Shell Midstream Partners	29.92	70.7%	102.0%	5,305	6,149	19.1x	12.6x	9.8x	3.3%	4.2%	5.3%	24.5%	9.6%	50.0%
Antero Midstream Partners	27.38	95.3%	161.1%	4,824	5,949	16.2x	12.2x	10.1x	3.7%	5.0%	5.9%	24.6%	5.8%	25.0%
Valero Energy Partners	42.59	80.0%	109.1%	2,813	4,107	15.8x	11.4x	8.7x	3.4%	4.4%	5.4%	23.0%	16.6%	50.0%
Average						16.9x	12.4x	10.0x	4.5%	5.4%	6.3%	17.8%	21.3%	46.4%
Median						16.2x	12.2x	9.8x	4.1%	5.0%	5.9%	20.0%	22.6%	50.0%
Columbia Pipeline Partners	16.22	83.2%	137.8%	1,633	1,873	16.5x	15.6x	11.2x	4.9%	4.9%	6.2%	20.3%	0.4%	15.0%

OpCo Valuation

TEV / EBITDA		Metric	Valuation Multiple Low	-	Valuation Multiple High	Implied TEV Low	-	Implied TEV High	(Less) Net Debt	Implied Equity Value Low	-	Implied Equity Value High	CPPL Equity Value[5] Low	-	CPPL Equity Value[5] High	Implied Value Per Unit Low	-	Implied Value Per Unit High
2017E	$	791.5	13.5x	-	14.5x	$10,685.8	-	$11,477.3	($1,131)	$9,555.0	-	$10,346.5	$1,500.1	-	$1,624.4	$14.90	-	$16.14
2018E		1,088.3	10.0x	-	11.0x	10,882.8	-	11,971.0	(1,131)	9,751.9	-	10,840.2	1,531.1	-	1,701.9	15.21	-	16.91

Source: Public filings, Capital IQ, Wall Street Research and materials provided by CPGX Management.
(1) Includes common units and other classes of LP units.
(2) Defined as equity market value + net debt + non-controlling interest + preferred; GP valuation based on 2015E GP distributions capitalized at current LP distribution yield.
(3) CPPL enterprise value based on LP market value plus CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016 Financial Summary provided by Management.
(4) Based on latest declared quarterly distribution, annualized.
(5) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

Jefferies LLC / October 2016

20

Jefferies

Comparable Company Yield Analysis Strictly Confidential

2017E Yield

    2017E Yield

    CPPL

LP Distributed Cash Flow per Unit    $0.80

Yield    5.00%6.00%

Implied LP Unit Price    $15.94$13.28

2018E Yield

    2018E Yield

    CPPL

LP Distributed Cash Flow per Unit    $1.00

Yield    6.00%7.00%

Implied LP Unit Price    $16.69$14.30

Jefferies LLC / October 2016 21

Selected Precedent Transactions Since 2012

($ Millions, unless otherwise noted)

Strictly Confidential

Date	Buyer	Seller	Asset	High Growth Midstream	Long-Haul Pipelines	TEV	TEV / EBITDA
07/10/16	Southern Company	Kinder Morgan	Southern Company acquired a 50% equity interest in the 7,600 mile Southern Natural Gas pipeline system		✓	$ 1,470	10.4x
04/28/16	Tallgrass Energy Partners, LP	Sempra U.S. Gas and Power	25% interest in Rockies Express Pipeline LLC		✓	440	6.3x
01/04/16	Tallgrass Energy Partners, LP	Tallgrass Pony Express Pipeline, LLC	Additional 31.1% interest in Tallgrass Pony Express Pipeline, LLC		✓	744	9.0x
11/30/15	Kinder Morgan	Myria Holdings Inc	Acquisition of 30% interest in Natural Gas Pipeline Company of America		✓	136	8.6x
11/06/15	TC PipeLines	TransCanada Corporation	49.9% interest in interstate pipeline in New England		✓	223	9.8x
11/02/15	Western Refining Logistics	Western Refining Inc.	375-mile segment of TexNew Mex pipeline		✓	180	9.5x
08/03/15	NextEra Energy Partners	NET Midstream	Purchase of NET Midstream, including NET Midstream's portfolio of seven long-term contracted natural gas		✓	1,800	12.0x
07/16/15	Genesis Energy	Enterprise Products Partners	Offshore pipeline and services business of Enterprise Products Partners		✓	1,500	7.5x
04/06/15	Williams Partners	EV Energy Partners	21% interest in Utica East Ohio Midstream which includes various facilities in the Utica	✓		575	15.4x
12/01/14	ONEOK Partners	Chevron West Texas LPG	NGL pipelines spanning from the Permian Basin to Mont Belvieu, TX		✓	800	20.0x
11/06/14	Plains All American Pipeline	Occidental Petroleum	50% interest in BridgeTex Pipeline Company LLC		✓	1,075	10.6x
10/28/14	Western Gas Partners	Nuevo Midstream	Nuevo Midstream; assets in the Delaware Basin	✓		1,500	16.5x
05/05/14	Martin Midstream Partners	Atlas Pipeline Partners	19.8% limited partner interest in West Texas LPG Pipeline LP from Atlas Pipeline Partners		✓	135	13.5x
01/22/14	American Midstream Partners	Penn Virginia Corporation	~120-miles natural gas gathering and redelivery system in the Eagle Ford Shale	✓		100	12.5x
10/10/13	Crestwood Midstream Partners LP	Arrow Midstream Holdings, LLC	460 miles of natural gas and crude oil gathering pipeline and 150 miles of water gathering pipeline in the Bakken	✓		750	24.8x
06/05/13	Summit Midstream	MarkWest Energy Partners, L.P.	High-pressure gas gathering pipelines and compressor in Doddridge County, WV	✓		210	10.6x
04/16/13	Atlas Pipeline Partners	TEAK Midstream	Natural gas gathering and processing operations in Eagle Ford	✓		1,000	17.5x
02/22/13	Magellan Midstream Partners	Plains All American Pipeline	Rocky Mountain and New Mexico common-carrier pipeline systems		✓	190	9.0x
12/12/12	Tesoro Logistics	Chevron Corporation	Chevron Pipe Line Company's Northwest Products System		✓	355	11.8x
12/11/12	Spectra Energy	Borealis/Kinder/Ontario Teachers	100% of the ownership interests in the Express-Platte Pipeline System		✓	1,490	11.5x
11/15/12	Targa Resource Partners	Saddle Butte Pipeline	Williston Basin crude oil pipeline and terminal system and its natural gas G&P operations		✓	950	13.7x
04/10/12	Penn Virginia Resource Partners, L.P.	Chief Oil and Gas	Chief Gathering LLC (Natural gas gathering systems in WY and PA)	✓		1,000	18.5x
03/19/12	Williams Partners	Caiman Energy	Caiman Eastern Midstream; assets in the Appalachian region	✓		2,500	13.5x
02/27/12	Crestwood Midstream Partners	Antero Resources	Marcellus Shale gathering assets	✓		375	11.5x
Total Mean							**12.3x**
Total Median							**11.5x**
High Growth Midstream Mean							**14.3x**
High Growth Midstream Median							**13.5x**
Long-Haul Pipeline Mean							**14.3x**
Long-Haul Pipeline Median							**13.5x**

OpCo Valuation

TEV / EBITDA	Metric	Valuation Multiple			Implied TEV			(Less)	Implied Equity Value			CPPL Equity Value[1]			Implied Value Per Unit		
		Low	-	High	Low	-	High	Net Debt	Low	-	High	Low	-	High	Low	-	High
2017E	$ 791.5	13.5x	-	14.5x	$10,685.8	-	$11,477.3	($1,131)	$9,555.0	-	$10,346.5	$1,500.1	-	$1,624.4	$14.90	-	$16.14

Source: Public filings and press releases.

(1) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

Jefferies LLC / October 2016

22

Jefferies

Discounted Cash Flow Analysis – OpCo Valuation

($ Millions, unless otherwise noted)

Strictly Confidential

Implied Valuation Summary

	For the Years Ending December 31, 2017E	2018E	2019E	2020E	2021E		Terminal Value	
EBITDA	$ 791.5	$ 1,088.3	$ 1,635.3	$ 1,743.8	$ 1,878.4	Terminal EBITDA	$ 1,878.4	
Less: Growth Capital Expenditures	(2,787.0)	(2,956.8)	(1,046.5)	(1,057.1)	(887.9)	Terminal Exit Multiple	10.5x	
Free Cash Flow	$ (1,995.4)	$ (1,868.5)	$ 588.8	$ 686.8	$ 990.4	**Terminal Value**	$ 19,722.7	
Discount Period (Mid-Period Convention)	0.500	1.500	2.500	3.500	4.500		5.000	
8.78% Discount Rate								
PV of Free Cash Flow	$ (1,913.2)	$ (1,646.9)	$ 477.1	$ 511.5	$ 678.1	**PV of Terminal Value**	$ 12,947.5	
Implied Enterprise Value	$ 11,054.2							
9.78% Discount Rate								
PV of Free Cash Flow	$ (1,904.5)	$ (1,624.5)	$ 466.3	$ 495.4	$ 650.8	**PV of Terminal Value**	$ 12,368.5	
Implied Enterprise Value	$ 10,452.0							

Discount Rate Range	8.8%	-	9.8%
Sum of Discrete Present Values	($1,893.4)	-	($1,916.5)
PV of Terminal Value	$12,947.5	-	$12,368.5
Implied Enterprise Value	**$11,054.2**	-	**$10,452.0**

Implied Enterprise Value	$11,054.2	-	$10,452.0
Less: Debt[1]	(1,140.8)	-	(1,140.8)
Plus: Cash & Cash Equivalents	10.0	-	10.0
Implied Equity Value	**9,923.3**	-	**9,321.2**
CPPL Ownership	15.7%	-	15.7%
CPPL Implied Equity Value	**$1,558.0**	-	**$1,463.4**
Divided by: Units Outstanding	100.7	-	100.7
Implied Unit Value	**$15.48**	-	**$14.54**

DCF Sensitivity

Discount Rate	8.78%			9.28%			9.78%		
Terminal EBITDA Multiple	10.0x	10.5x	11.0x	10.0x	10.5x	11.0x	10.0x	10.5x	11.0x
Terminal EBITDA	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4	$ 1,878.4
Terminal Value	$ 18,783.6	$ 19,722.7	$ 20,661.9	$ 18,783.6	$ 19,722.7	$ 20,661.9	$ 18,783.6	$ 19,722.7	$ 20,661.9
PV of Terminal Value	$ 12,331.0	$ 12,947.5	$ 13,564.1	$ 12,051.5	$ 12,654.0	$ 13,256.6	$ 11,779.5	$ 12,368.5	$ 12,957.5
PV of Free Cash Flow	(1,893.4)	(1,893.4)	(1,893.4)	(1,905.1)	(1,905.1)	(1,905.1)	(1,916.5)	(1,916.5)	(1,916.5)
Implied Enterprise Value	$ 10,437.6	$ 11,054.2	$ 11,670.7	$ 10,146.3	$ 10,748.9	$ 11,351.5	$ 9,863.1	$ 10,452.0	$ 11,041.0
Implied Equity Value	$ 9,306.8	$ 9,923.3	$ 10,539.9	$ 9,015.5	$ 9,618.1	$ 10,220.7	$ 8,732.2	$ 9,321.2	$ 9,910.2
CPPL Ownership	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%	15.7%
CPPL Implied Equity Value	1,461.2	1,558.0	1,654.8	1,415.4	1,510.0	1,604.6	1,371.0	1,463.4	1,555.9
Implied Per Unit Value	$ 14.52	$ 15.48	$ 16.44	$ 14.06	$ 15.00	$ 15.94	$ 13.62	$ 14.54	$ 15.46

Source: Financial Summary provided by CPGX Management.

(1) OpCo's consolidated debt, per Q3 2016E Financial Summary provided by CPGX Management.

Jefferies LLC / October 2016

23

Jefferies

Discounted Cash Flow Analysis – Distribution Valuation

Strictly Confidential

DCF Projection Summary

	For the Years Ending December 31, 2017E	2018E	2019E	2020E	2021E
Cash Flows					
LP Distributable Cash Flow / Share	$ **0.83**	$ **1.04**	$ **1.43**	$ **1.48**	$ **1.55**
LP Distributed Cash Flow / Share	**0.80**	**1.00**	**1.38**	**1.43**	**1.50**
Discount Period (Mid-Period Convention)	0.500	1.500	2.500	3.500	4.500
Terminal Values					
Low					18.76
High					21.44
Present Value of Distributable Cash Flow (Low)	$ 0.79	$ 0.90	$ 1.13	$ 1.07	$ 1.02
Present Value of Distributable Cash Flow (High)	$ 0.79	$ 0.91	$ 1.16	$ 1.10	$ 1.06

Valuation Analysis	**Low**	**High**
Discount Rate	9.78%	8.78%
Terminal Value Yield	8.00%	7.00%
Present Value of Distributable Cash Flow	$ 4.91	$ 5.03
Present Value of Terminal Value	11.77	14.08
Implied Unit Reference Range	$ 16.68	$ 19.11
Terminal Value as % of Total Value	70.5%	73.7%
Implied Premium / (Discount) to Current Unit Price	2.8%	17.8%

Jefferies LLC / October 2016

24

Jefferies

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis

Strictly Confidential

Selected Midstream Transactions

			Price				% Premium		
Date	Buyer	Seller	Offer	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average
01/26/15	Energy Transfer Partners	Regency Energy Partners	26.89	23.75	22.77	23.32	13.2%	18.1%	15.3%
11/10/14	Enterprise Products Partners[1]	Oiltanking Partners	48.91	44.80	44.86	46.16	9.2%	9.0%	5.9%
10/26/14	Access Midstream Partners	Williams Partners	52.72	50.00	50.18	51.12	5.4%	5.1%	3.1%
08/27/13	Plains All American Pipeline	PAA Natural Gas Storage	22.89	21.09	20.94	21.35	8.5%	9.3%	7.2%
07/11/11	Vanguard Natural Resources[2]	Encore Energy Partners	24.17	23.15	23.08	22.75	4.4%	4.7%	6.2%
02/23/11	Enterprise Products Partners	Duncan Energy Partners	42.00	32.73	32.39	32.54	28.3%	29.7%	29.1%
06/29/09	Enterprise Products Partners	TEPPCO Partners	31.36	28.69	28.23	28.81	9.3%[3]	11.1%	8.8%
Max							**28.3%**	**29.7%**	**29.1%**
75% Quartile							**11.3%**	**14.6%**	**12.1%**
Mean							**11.2%**	**12.4%**	**10.8%**
Median							**9.2%**	**9.3%**	**7.2%**
25% Quartile							**7.0%**	**7.0%**	**6.1%**
Min							**4.4%**	**4.7%**	**3.1%**
09/26/16	**Columbia Pipeline Group**	**Columbia Pipeline Partners**	**$ 15.75**	**$ 15.30**	**$ 14.84**	**$ 14.14**	**2.9%**	**6.2%**	**11.3%**

Source: Bloomberg Financial, public filings and press releases.
(1) Initial EPD proposal as of 10/1/14 consisted of a 1.230x exchange ratio, which represented a ~0% premium to the previous day's close.
(2) Represents premium to unaffected price at initial offer date of 03/24/11.
(3) Initial offer by EPD of 1.24x on 3/9/09 implied an 18.6% premium to TEPPCO's unaffected on 3/6/09.

Jefferies LLC / October 2016 25

Jefferies

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis (Cont'd)

Based on Unaffected Price (As of 09/23/16)

Strictly Confidential

Implied Price per Unit Valuation	% Premium: 1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average
Unit Price Before Offer	$ 15.30	$ 14.84	$ 14.14
High	28.3%	29.7%	29.1%
75% Quartile	11.3%	14.6%	12.1%
Mean	11.2%	12.4%	10.8%
Median	9.2%	9.3%	7.2%
25% Quartile	7.0%	7.0%	6.1%
Low	4.4%	4.7%	3.1%
Implied Value per Unit			
High	$ 19.63	$ 19.24	$ 18.26
75% Quartile	17.02	17.00	15.85
Mean	17.01	16.68	15.68
Median	16.70	16.22	15.17
25% Quartile	16.37	15.88	15.01
Low	15.97	15.53	14.59

Source: Bloomberg Financial, public filings and press releases.

Jefferies LLC / October 2016

26

Jefferies

Strictly Confidential

Appendix

Jefferies LLC / October 2016 27

Strictly Confidential

Weighted Average Cost of Capital Analyses

Jefferies LLC / October 2016 28

CPPL Weighted Average Cost of Capital Analysis

($Millions, except where otherwise noted)

Strictly Confidential

Unlevered Beta Analysis

Company		Equity Value[1]		Total Debt[2]		Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[3]	Unlevered Beta[4]
Kinder Morgan	$	46,321	$	43,654	$	89,975	94%	49%	1.12	0.58
Williams Partners		22,386		20,098		42,484	90%	47%	1.63	0.86
Spectra Energy Partners		13,014		6,576		19,590	51%	34%	0.96	0.64
TC PipeLines		3,899		1,953		5,852	50%	33%	1.01	0.67
Tallgrass Energy Partners		3,439		1,278		4,717	37%	27%	1.08	0.79
					Mean		**64%**	**38%**	**1.16**	**0.71**
Columbia Pipeline Partners	**$**	**1,633**	**$**	**231**	**$**	**1,864**	**14%**	**12%**	**0.98**	**0.85**

Weighted Average Cost of Capital

Cost of Equity Analysis	
Unlevered Beta[4]	0.71
Relevered Beta[5] (β)	1.16
Risk-Free Rate[6] (Rf)	2.2%
Market Risk Premium[7] (Rm)	5.0%
Equity Size Premium[8] (Re)	1.7%
Cost of Common Equity = Rf + β*(Rm)+Re	9.7%
Implied Current GP Take	0.4%
Adjusted Cost of Common Equity[8]	9.7%

Component	Weight	Pre-Tax	Eff. Tax Rate	Tax Rate	After-Tax	Contribution
Debt[9]	12.4%	6.0%	0%	0%	6.0%	0.7%
Equity	87.6%	9.7%	NA	NA	9.7%	8.5%
				WACC		**9.2%**
Debt[9]	12.4%	6.0%	0%	0%	6.0%	0.7%
Adjusted Equity	87.6%	9.7%	NA	NA	9.7%	8.5%
				Adjusted WACC		**9.3%**

Source: Public filings, Bloomberg and Capital IQ.

(1) Represents LP equity value.
(2) Based on total debt balance, adjusted for current market value of debt; for MLPs with no publicly-traded debt, it is weighted at 100% of total debt.
(3) Two-year historical, weekly adjusted beta per Bloomberg as of 10/12/16.
(4) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate.
(5) Relevered based on selected companies' average capital structure.
(6) 20-year U.S. government bond yield as of 10/12/16 per Bloomberg.
(7) Long-horizon equity risk premium per Duff & Phelps.
(8) Seventh decile size premium per Duff & Phelps.
(9) Pre-tax cost of debt based on assumed CPPL cost of debt as of 10/12/16.

Jefferies LLC / October 2016

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Jefferies